AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 23 ,1996
                                         REGISTRATION NO. _________________

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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                        -----------------------------

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                        -----------------------------


                                 BUFFETS, INC.
            (Exact name of registrant as specified in its charter)

               MINNESOTA                               41-1462294
    (State of other jurisdiction of                 (I.R.S. Employer
     incorporation or organization)               Identification No.)

     10260 VIKING DRIVE, SUITE 100                       55344
        EDEN PRAIRIE, MINNESOTA                        (ZIP CODE)
(Address of Principal Executive Offices)


                                 BUFFETS, INC.
                            1995 STOCK OPTION PLAN
                                      AND
             OCTOBER 31, 1995 NONSTATUTORY STOCK OPTION AGREEMENT
                           WITH WALTER R. BARRY, JR.

                           (Full title of the plan)

        ROE H. HATLEN, CHAIRMAN                         COPY TO:
             BUFFETS, INC.                          DOUGLAS P. LONG
     10260 VIKING DRIVE, SUITE 100        FAEGRE & BENSON PROFESSIONAL LIMITED
         EDEN PRAIRIE, MN 55344                  LIABILITY PARTNERSHIP
          (Name and address of                    2200 NORWEST CENTER
           agent for service)                   90 SOUTH SEVENTH STREET
                                                 MINNEAPOLIS, MN 55402

                                (612) 942-9760
         (Telephone number, including area code, of agent for service)


                        CALCULATION OF REGISTRATION FEE

                                                 Proposed            Proposed
Title of Securities       Amount to be       Maximum Offering    Maximum Aggregate     Amount of
 to be Registered          Registered         Price Per Share      Offering Price    Registration Fee
-----------------------------------------------------------------------------------------------------
   Common Stock,
  $0.01 par value       1,000,000 Shares        $11.9375(1)     $11,937,500.00(1)
-----------------------------------------------------------------------------------------------------
   Common Stock,
  $0.01 par value          10,000 Shares          $10.50        $   105,000.00
-----------------------------------------------------------------------------------------------------

       TOTAL            1,010,000 Shares                        $12,042,500.00      $4,153.00
-----------------------------------------------------------------------------------------------------

   (1) Estimated solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(h) under the Securities Act of 1933, as amended, based on the average of the high and low sale prices of the registrant's Common Stock as reported on the National Association of
Securities Dealers Automated Quotation System on February 20, 1996.
   (2) Rights to purchase Preferred Shares are initially attained to and trade with the Common Stock. Value attributable to such rights, if any, is reflected in the market price for the Common Stock.
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                                       2

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents previously filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are, as of their respective dates, incorporated by reference in this Registration Statement:

     (a) The Annual Report on Form 10-K of Buffets, Inc. (the "Company") for the fiscal year ended December 28, 1994 (which incorporates by reference certain portions of the Company's 1994 Annual Report to Shareholders, including financial statements and accompanying information, and certain portions of the Company's definitive Proxy Statement for the Company's Annual Meeting of Shareholders held on May 9, 1995);

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above; and

     (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A dated March 27, 1986 and Amendment No. 1 thereto dated May 11, 1992, and the Company's Registration Statement on Form 8-A dated October 30, 1995 which contains a description of the related Rights to Purchase Preferred Shares, together with any amendments or reports filed for the purpose of updating such descriptions.

     In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference in, and to be a part of, this Registration Statement from the date of filing of such documents.

     Any statement contained in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or incorporated herein by reference or in any other subsequently filed document that is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 4.01 of the Company's Restated By-Laws provides that the Company shall indemnify its directors and officers to the full extent required or permitted by Minnesota

Statutes or by other provisions of law. Section 302A.521 of the Minnesota Statutes provides in substance that, unless prohibited or limited by its articles of incorporation or by-laws, a corporation must indemnify an officer or director who is made or threatened to be made a party to a proceeding by reason of his or her capacity as an officer or director against judgments, penalties, fines, settlements and reasonable expenses, including attorneys' fees and disbursements, incurred by such person in connection with the proceeding, if certain criteria are met. These criteria, all of which must be met by the person seeking indemnification, are: (a) that such person has not been indemnified by another organization for the same judgments, penalties, fines, settlements and expenses; (b) that such person must have acted in good faith; (c) that no improper personal benefit was obtained by such person and that, if applicable, certain statutory conflict of interest provisions have been satisfied; (d) that, in the case of a criminal proceeding, such person had no reasonable cause to believe that the conduct was unlawful; and (e) that such person acted in a manner he or she reasonably believed was in the best interests of the corporation or, in certain limited circumstances, not opposed to the best interests of the corporation. The determination as to eligibility for indemnification is made by the members of the corporation's board of directors, or a committee thereof, who are at the time not parties to the proceedings under consideration, by special legal counsel, by the shareholders who are not parties to the proceedings or by a court.

     Article VIII of the Company's Amended and Restated Articles of Incorporation provides that a director shall not be liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as director, except: (i) for any breach of the director's duty of loyalty to the Company or its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for dividends, stock repurchases and other distributions made in violation of Minnesota law or for violations of the Minnesota securities laws; (iv) for any transaction from which the director derived an improper personal benefit; or (v) for any act or omission occurring prior to the effective date of the provision in the Company's Amended and Restated Articles of Incorporation limiting such liability. Article VIII does not affect the availability of equitable remedies, such as an action to enjoin or rescind a transaction involving a breach of fiduciary duty, although, as a practical matter, equitable relief may not be available. Article VIII also does not limit the liability of directors for violations of, or relieve them from the necessity of complying with, the federal securities laws.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable.

ITEM 8.  EXHIBITS.

     Exhibit
     -------

     4.1 Composite Amended and Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-3, File No. 33-63694).

     4.2 By-Laws of the Company (incorporated by reference to Exhibit 3(b) to the Company's Annual Report on Form 10-K for the fiscal year ended December 29, 1993).

     4.3 Form of Rights Agreement, dated as of October 24, 1995, by and between the Company and American Stock Transfer and Trust Company (incorporated by reference to Exhibit 1 to the Company's Current Report on Form 8-K dated October 24, 1995).

     4.4 Amended and Restated Credit Agreement by and between the Company and First Bank National Association dated as of April 16, 1993 (incorporated by reference to Exhibit 4.3 to the Company's Registration Statement on Form S-3, File No. 33-63694).

     4.5  Amendment No. 1 dated as of June 29, 1993 to Amended and
          Restated Credit Agreement by and between the Company and First Bank National Association (incorporated by reference to Exhibit 19(b) to the Company's Quarterly Report on Form 10-Q for the quarter ended July 14, 1993).

     4.6 Letter dated July 8, 1993 from First Bank National Association to the Company amending Amended and Restated Credit Agreement (incorporated by reference to Exhibit 19(c) to the Company's Quarterly Report on Form 10-Q for the quarter ended July 14, 1993).

     4.7  Amendment No. 2 dated as of March 27, 1994 to Amended and
          Restated Credit Agreement by and between the Company and First Bank National Association (incorporated by reference to Exhibit 10(a) to the Company's Quarterly Report on Form 10-Q for the quarter ended April 20, 1994).

     4.8  Amendment No. 3 dated as of April 8, 1994 to Amended and
          Restated Credit Agreement by and between the Company and First Bank National Association (incorporated by reference to Exhibit 10(b) to the Company's Quarterly Report on Form 10-Q for the quarter ended April 20, 1994).

     4.9  Amendment No. 4 dated as of June 30, 1994 to Amended and
          Restated Credit Agreement by and between the Company and First Bank National Association (incorporated by reference to Exhibit 10 to the Company's Quarterly Report on Form 10-Q for the quarter ended July 13, 1994).

     4.10 Amendment No. 4 dated as of August 4, 1995 to Amended and
          Restated Credit Agreement by and between the Company and First Bank National Association (incorporated by reference to Exhibit 10(g) to the Company's Quarterly Report on Form 10-Q for the quarter ended July 12, 1995).

     5    Opinion of Faegre & Benson Professional Limited Liability
          Partnership.

     23.1 Consent of Faegre & Benson Professional Limited Liability Partnership (included in Exhibit 5).

     23.2 Consent of Independent Auditors.

     24 Powers of Attorney (included with signatures to this Registration Statement).

     99.1 Buffets, Inc. 1995 Stock Option Plan (incorporated by reference to Exhibit 10(k) to the Company's Quarterly Report on Form 10-Q for the quarter ended October 4, 1995).

     99.2 Nonstatutory Stock Option Agreement dated October 31, 1995 by and between the Company and Walter R. Barry, Jr.

ITEM 9.  UNDERTAKINGS.

     A.  The Company hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

               (b) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

               (c) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

PROVIDED, however, that paragraphs (A)(1)(a) and (A)(1)(b) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Sections 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. he Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Sections 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to the initial BONA FIDE offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on February 22, 1996.

                              BUFFETS, INC.


                              By: /s/ Roe H. Hatlen
                                  ------------------------------------------
                                   Roe H. Hatlen
                                   Chairman and Chief Executive Officer

          Each of the undersigned officers and directors of Buffets, Inc. hereby appoints Roe H. Hatlen and Clark C. Grant, and each of them (with full power to act alone), as attorneys and agents for the undersigned, with full power of substitution, for and in the name, place, and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, any and all amendments (including post-effective amendments) and exhibits to this Registration Statement and any and all applications, instruments, or documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                 CAPACITY                                  DATE
---------                 --------                                  ----

/s/ Roe H. Hatlen         Chairman, Chief Executive Officer and
------------------------    Director (Principal Executive Officer)  February 22, 1996
Roe H. Hatlen


/s/ Clark C. Grant        Executive Vice President and Treasurer
------------------------    (Principal Financial Officer)           February 22, 1996
Clark C. Grant


/s/ Marguerite C. Nesset  Vice President and Controller (Principal
------------------------    Accounting Officer)                     February 22, 1996
Marguerite C. Nesset


/s/ Raymond A. Lipkin
------------------------  Director                                  February 22, 1996
Raymond A. Lipkin


/s/ Alan S. McDowell
------------------------  Director                                  February 22, 1996
Alan S. McDowell


/s/ Keith H. Erickson
------------------------  Director                                  February 22, 1996
Keith H. Erickson


/s/ David Michael Winton
------------------------  Director                                  February 22, 1996
David Michael Winton


------------------------  Director                                  ____________, 1996
Walter R. Barry, Jr.


                               INDEX TO EXHIBITS

Exhibit

4.1  Composite Amended and Restated Articles of
     Incorporation of the  Company (incorporated by
     reference to Exhibit 4.1 to the Company's
     Registration Statement on Form S-3, File No.
     33-63694).......................................Incorporated by reference

4.2  By-Laws of the Company (incorporated by
     reference to Exhibit 3(b) to the Company's
     Annual Report on Form 10-K for the fiscal year
     ended December 29, 1993)........................Incorporated by reference

4.3  Form of Rights Agreement, dated as of October
     24, 1995, by and between the Company and
     American Stock Transfer and Trust Company
     (incorporated by reference to Exhibit 1 to the
     Company's Current Report on Form 8-K dated
     October 24, 1995)...............................Incorporated by reference

4.4  Amended and Restated Credit Agreement by and
     between the Company and First Bank National
     Association dated as of April 16, 1993
     (incorporated by reference to Exhibit 4.3 to the
     Company's Registration Statement on Form S-3,
     File No. 33-63694)..............................Incorporated by reference

4.5  Amendment No. 1 dated as of June 29, 1993 to
     Amended and Restated Credit Agreement by and
     between the Company and First Bank National
     Association (incorporated by reference to
     Exhibit 19(b) to the Company's Quarterly Report
     on Form 10-Q for the quarter ended July 14,
     1993)...........................................Incorporated by reference

4.6  Letter dated July 8, 1993 from First Bank
     National Association to the Company amending
     Amended and Restated Credit Agreement
     (incorporated by reference to Exhibit 19(c) to
     the Company's Quarterly Report on Form 10-Q for
     the quarter ended July 14, 1993)................Incorporated by reference

4.7  Amendment No. 2 dated as of March 27, 1994 to
     Amended and Restated Credit Agreement by and
     between the Company and First Bank National
     Association (incorporated by reference to
     Exhibit 10(a) to the Company's Quarterly Report
     on Form 10-Q for the quarter ended April 20,
     1994)...........................................Incorporated by reference

4.8  Amendment No. 3 dated as of April 8, 1994 to
     Amended and Restated Credit Agreement by and
     between the Company and First Bank National
     Association (incorporated by reference to
     Exhibit 10(b) to the Company's Quarterly Report
     on Form 10-Q for the quarter ended April 20,
     1994)...........................................Incorporated by reference

4.9  Amendment No. 4 dated as of June 30, 1994 to
     Amended and Restated Credit Agreement by and between the Company and First Bank National
     Association (incorporated by reference to
     Exhibit 10 to the Company's Quarterly Report on
     Form 10-Q for the quarter ended July 13, 1994)..Incorporated by reference

4.10 Amendment No. 4 dated as of August 4, 1995 to
     Amended and Restated Credit Agreement by and
     between the Company and First Bank National
     Association (incorporated by reference to
     Exhibit 10(g) to the Company's Quarterly Report
     on Form 10-Q for the quarter ended July 12,
     1995)...........................................Incorporated by reference

  5  Opinion of Faegre & Benson Professional Limited
     Liability Partnership...........................Filed Electronically

23.1 Consent of Faegre & Benson Professional Limited
     Liability Partnership (included in Exhibit 5)

23.2 Consent of Independent Auditors.................Filed Electronically

24.1 Powers of Attorney (included with signatures to this Registration Statement)

99.1 Buffets, Inc. 1995 Stock Option Plan
     (incorporated by reference to Exhibit 10(k) to
     the Company's Quarterly Report on Form 10Q for
     the quarter ended October 4, 1995)..............Incorporated by Reference

99.2 Nonstatutory Stock Option Agreement dated
     October 31, 1995 by and between Buffets, Inc.
     and Walter R. Barry, Jr.........................Filed Electronically